UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2025

Date of Report (Date of earliest event reported)

NEWSMAX INC.

(Exact name of registrant as specified in its charter)

Florida	024-12567	99-2600308
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 Park of Commerce Drive, Suite 100

Boca Raton, Florida 33487

(Address of principal executive offices and zip code)

(561) 686-1165

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value per share	NMAX	New York Stock Exchange, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2025, the Board of Directors (the “Board”) of Newsmax Inc. (the “Company”) appointed Paula J. Dobriansky as a member of the Board to fill an existing vacancy, effective immediately. The Board also appointed Ms. Dobriansky to the Audit Committee of the Board, effective immediately, to serve alongside the other member of the Audit Committee, Rene Alexander Acosta, who, as previously disclosed, was appointed to the Board upon the closing of the Company’s initial public offering.

The Board has determined that Ms. Dobriansky is “independent” pursuant to the rules of The New York Stock Exchange and other governing laws and applicable regulations. Ms. Dobriansky will receive compensation for her service as a non-employee member of the Board as set forth in the Company’s Director Compensation Policy.

In connection with her appointment as a non-employee director, Ms. Dobriansky will receive under the Company’s 2025 Omnibus Equity Incentive Plan (the “Plan”), a stock option award (the “Option Award”) to purchase a number of shares of the Company’s Class B Common Stock (“Class B Common Stock”) equal to One Hundred Seventy-Five Thousand Dollars ($175,000), divided by the Fair Market Value (as defined in the Plan) of a share of the Company’s Class B Common Stock on the date of grant. The exercise price of the Option Award shall be equal to the Fair Market Value of a share of the Company’s Class B Common Stock on the date of grant. The Option Award will vest in full on the twelve (12) month anniversary of the date of grant, subject to Ms. Dobriansky’s continued provision of services through such date. The Option Award will be subject to the terms and conditions of the Plan and the Newsmax Inc. Stock Option Grant Notice and Option Agreement pursuant to which the Option Award is granted.

There are no arrangements or understandings between Ms. Dobriansky and any other person pursuant to which she was selected as a director, and there are no transactions in which the Company is a party and in which Ms. Dobriansky has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment, Ms. Dobriansky executed the Company’s standard form of indemnification agreement for directors, a copy of which was filed as Exhibit 6.7 to the Company’s Offering Statement on Form 1-A filed with the SEC on February 7, 2025.

Item 7.01 - Regulation FD Disclosure

On June 11, 2025, the Company issued a press release announcing the appointment of Ms. Dobriansky as a member of the Board, as described in Item 5.02 above, as well as a guidance range for revenue for fiscal 2025. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 disclosure, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release dated June 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2025

Newsmax Inc.

By:	/s/ Darryle Burnham
Name:	Darryle Burnham
Title:	Chief Financial Officer

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